UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	June 1, 2010

NATIONAL PATENT DEVELOPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50587	13-4005439
(Commission File Number)	(IRS Employer Identification No.)

100 South Bedford Road, Suite 2R, Mount Kisco, NY	10549
(Address of Principal Executive Offices)	(Zip Code)

(914) 242-5700
(Registrant’s Telephone Number, Including Area Code)

903 Murray Road, PO Box 1960, East Hanover, NJ 07936
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2010, John C. Belknap (the “Executive”), who served as Vice President and a director of National Patent Development Corporation (the “Company”), resigned as a director, officer and employee of the Company, effective June 1, 2010 (the “Separation Date”).  On June 7, 2010, the Company and the Executive entered into a Separation Agreement, General Release and Covenant Not to Sue with the Company (the “Separation Agreement”) in connection with such resignation.

Under the terms of the Separation Agreement, the Executive has agreed to provide services to and cooperate with the Company for a period of 12 months after the Separation Date.  The Separation Agreement provides for the Executive to receive:

•	A one-time lump sum severance payment of $140,000 (the “Severance Payment”);

•	An aggregate of $35,000, payable over the period of 12 consecutive months in monthly installments of $3,000 for each of the first 11 months and $2,000 for the 12th month; and

•	An aggregate of $28,800, payable over a period of 12 consecutive months, in equal installments of $2,400 per month, for the purpose of funding the Executive’s COBRA coverage.

The foregoing payments will be subject to and reduced by federal, state and local taxes and withholdings, to the extent applicable.

Pursuant to the terms of the Separation Agreement, to the extent that the Executive does not cooperate and comply with his obligations set forth in the Separation Agreement, he would be required to reimburse the Company the full amount of the Severance Payment and all other amounts previously paid to the Executive pursuant to the Separation Agreement.  In such an event, the Executive would not be entitled to any further payments thereunder.

As of the Separation Date, any options to acquire shares of Company common stock that were awarded to the Executive by the Company and that remained unexercised on the Separation Date were terminated as of the Separation Date without further consideration by the Company.  Any rights or benefits that vested on or before the Separation Date, such as the Executive’s 401(k) account balance, were not affected by the Separation Agreement.

The Separation Agreement also contains mutual releases and certain restrictive covenants, including confidentiality and non-disparagement obligations and a covenant not to sue.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PATENT DEVELOPMENT CORPORATION

Date: June 7, 2010	By:	/s/ IRA J. SOBOTKO
		Name:	Ira J. Sobotko
		Title:	Vice President & Chief Financial Officer

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